Exhibit 99.1

Broadcom Inc. Commences Offers to Purchase for Cash Certain of its

Outstanding Debt Securities

PALO ALTO, Calif., June 11, 2026 — Broadcom Inc. (NASDAQ: AVGO) (“Broadcom”) today announced that it has commenced cash tender offers (collectively, the “Offers”) to purchase the outstanding notes described below, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 11, 2026 (the “Offer to Purchase”) and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery”).

The Notes offered to be purchased in the Offers, in the order of acceptance priority, are the 4.926% Senior Notes due 2037; 4.900% Senior Notes due 2038; 5.050% Senior Notes due 2030; 5.200% Senior Notes due 2032; 5.150% Senior Notes due 2031 and 4.900% Senior Notes due 2032 (collectively, the “Notes”) for the consideration described below, up to an aggregate purchase price, excluding the Accrued Coupon Payment, of $2.5 billion (the “Consideration Cap Amount”). Broadcom may, but is under no obligation to, increase the Consideration Cap Amount. If a given Series of Notes is accepted for purchase pursuant to the Offers, all Notes of that Series that are validly tendered and not validly withdrawn will be accepted for purchase. If the Consideration Cap Condition is not satisfied for a Series of Notes, such Series of Notes may not be accepted for purchase even if one or more Series with a higher or lower Acceptance Priority Level are accepted for purchase. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

Series of Notes	CUSIP/ISIN Number (1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Par Call Date	Maturity Date	Reference Security	Bloomberg Reference Page	Fixed Spread (Basis Points)
4.926% Senior Notes due 2037	144A: 11135FBV2 / US11135FBV22 RegS: U1109MBA3 / USU1109MBA37	$2,500,000,000	1	February 15, 2037	May 15, 2037	4.375% U.S. Treasury due May 15, 2036	FIT 1	+70
4.900% Senior Notes due 2038	11135FCX7 / US11135FCX78	$1,750,000,000	2	November 15, 2037	February 15, 2038	4.375% U.S. Treasury due May 15, 2036	FIT 1	+80
5.050% Senior Notes due 2030	11135FCF6 / US11135FCF62	$800,000,000	3	March 15, 2030	April 15, 2030	4.125% U.S. Treasury due May 31, 2031	FIT 1	+25
5.200% Senior Notes due 2032	11135FCG4 / US11135FCG46	$1,100,000,000	4	February 15, 2032	April 15, 2032	4.125% U.S. Treasury due May 31, 2031	FIT 1	+55
5.150% Senior Notes due 2031	11135FBY6 / US11135FBY60	$1,500,000,000	5	September 15, 2031	November 15, 2031	4.125% U.S. Treasury due May 31, 2031	FIT 1	+50
4.900% Senior Notes due 2032	11135FCL3 / US11135FCL31	$1,750,000,000	6	May 15, 2032	July 15, 2032	4.125% U.S. Treasury due May 31, 2031	FIT 1	+65

(1)	No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above.

The Total Consideration for each Series of Notes payable per each $1,000 principal amount of such Series of Notes validly tendered for purchase will be based on either the maturity date or par call date for the applicable Series and the applicable Fixed Spread for such Series of Notes, plus the Reference Yield based on the applicable Reference Security as quoted on the applicable Bloomberg Reference Page as of 11:00 a.m., New York City time, on June 17, 2026, unless extended by Broadcom with respect to the applicable Offer. Promptly after 11:00 a.m., New York City time, on June 17, 2026, the Price Determination Date, unless extended with respect to any Offer, Broadcom will announce in a press release, among other things, the Total Consideration applicable to each Series of Notes accepted for purchase. In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase pursuant to an Offer will receive an Accrued Coupon Payment.

The Offers are scheduled to expire on the Expiration Date, which is 5:00 p.m., New York City time, on June 17, 2026, unless extended or earlier terminated. Notes tendered for purchase may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 17, 2026, unless extended by Broadcom.

The deadline to validly tender Notes using the guaranteed delivery procedures is 5:00 p.m., New York City time, on June 22, 2026, unless extended by Broadcom (the “Guaranteed Delivery Date”).

The Initial Settlement Date will be the first business day after the Expiration Date and is expected to be June 18, 2026. The Guaranteed Delivery Settlement Date will be the first business day after the Guaranteed Delivery Date and is expected to be June 23, 2026.

The Offers are subject to certain conditions as described in the Offer to Purchase. If any condition is not satisfied, Broadcom is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each case subject to applicable law, and may terminate or alter any or all of the Offers. The Offers are not conditioned on the tender of any aggregate minimum principal amount of Notes of any Series (subject to minimum denomination requirements as set forth in the Offer to Purchase), the Offers are not subject to a financing condition, and none of the Offers is conditioned on the consummation of any of the other Offers by Broadcom.

Broadcom has retained Barclays Capital Inc. and Citigroup Global Markets Inc. to act as dealer managers (the “Dealer Managers”) for the Offers. D.F. King & Co., Inc. will act as the Tender and Information Agent for the Offers. For additional information, please contact: Barclays Capital Inc. at +1 (800) 438-3242 (toll-free) or +1 (212) 528-7581 (collect); or Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll-free) or +1 (212) 723-6106 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. by telephone at +1 (212) 257-2468 (for banks and brokers only) and +1 (800) 967-7635 (for all others toll-free), by email at avgo@dfking.com or to the Dealer Managers at their respective telephone numbers. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are available at: www.dfking.com/avgo. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

Holders of Notes are advised to check with each bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that Holder to be able to participate in, or withdraw their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions may be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers are made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase. None of Broadcom, the Dealer Managers or the Tender and Information Agent makes any recommendations as to whether Holders should tender their Notes pursuant to the Offers. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, undue reliance should not be placed on such statements. All forward-looking statements are qualified in their entirety by reference to the risk factors discussed under the heading “Risk Factors” in Broadcom’s Annual Report on Form 10-K for the year ended November 2, 2025, Quarterly Reports on Form 10-Q for the periods ended February 1, 2026 and May 3, 2026, and any subsequent reports that are filed with the Securities and Exchange Commission and include some important risk factors that may affect future results. Broadcom undertakes no intent or obligation to publicly update or revise the forward-looking statements made in this press release, except as required by law.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a technology leader that designs, develops, and supplies semiconductors and infrastructure software for global organizations’ complex, mission-critical needs. Broadcom combines long-term R&D investment with superb execution to deliver the best technology, at scale. Broadcom is a Delaware corporation headquartered in Palo Alto, CA.

Contact

Ji Yoo

Investor Relations

investor.relations@broadcom.com

650-427-6000